Exhibit 99.2

B/E Aerospace, Inc. Completes Spin-off of KLX Inc.

WELLINGTON, Fla.—(BUSINESS WIRE)—Dec. 17, 2014— B/E Aerospace, Inc. (“B/E Aerospace”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced that it has completed the previously announced spin-off of KLX Inc. (“KLX”) (NASDAQ: KLXI) from B/E Aerospace. At 11:59 p.m. Eastern time on December 16, 2014, B/E Aerospace distributed all outstanding shares of KLX common stock to B/E Aerospace shareholders at a distribution ratio of one share of KLX common stock for every two shares of B/E Aerospace common stock held on the December 5, 2014 record date.

Starting today, December 17, 2014, B/E Aerospace common stock will no longer include the value of KLX.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. B/E Aerospace’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in B/E Aerospace’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in B/E Aerospace’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, B/E Aerospace undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. B/E Aerospace also provides cabin interior reconfiguration, program management and certification services. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.

Source: B/E Aerospace, Inc.

B/E Aerospace
Greg Powell, 561-791-5000 ext. 1450
Vice President, Investor Relations